UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934, as amended

Date of Report:  October 19, 2006
Date of earliest event reported:  October 19, 2006

THE PEP BOYS—MANNY, MOE & JACK
(Exact Name of Registrant Specified in Charter)

Pennsylvania	1-3381	23-0962915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3111 W. Allegheny Ave.
Philadelphia, PA		19132
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone, including area code: 215-430-9000

(not applicable)
(Former Name and Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-  4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

On October 19, 2006, The Pep Boys—Manny, Moe & Jack (the “Company”) amended its Non-Competition Agreement with Mark L. Page, Senior Vice President—Parts & Tires, to extend the period during which Mr. Page can resign and collect his severance benefits.  Such period, which originally ran through February 3, 2007, now runs through February 3, 2008.

Item 7.01.                                          Regulation FD Disclosure

On October 19, 2006, the Company issued a press release that announced the proceedings from its Annual Meeting of Shareholders held in Philadelphia.

The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01.                                          Financial Statements and Exhibits.

(d) Exhibits.

10.1	Non-Competition Agreement, dated October 19, 2006, between the Company and Mark L. Page

99.1	Press Release, dated October 19, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ THE PEP BOYS—MANNY, MOE & JACK

Date: October 19, 2006